EXHIBIT A

IDENTIFICATION OF SUBSIDIARY(IES)

ITEM 7.	Identification and Classification of the Subsidiary Which Acquired
        the Security Being Reported on by the Parent Holding Company:

        Firstar Bank, National Association                           BK